Service Agreement
                            For iBill Complete (TM)


This Service Agreement for iBill Complete is made by and between Internet Billing Company, Ltd" ("iBill") and Adult Mergers, Inc. ("Client")

In consideration of the mutual covenants herein contained and intending to be legally bound by the provisions of this Agreement, the parties agree as follows:


1.   Description Of Services:
----------------------------

iBill will provide to Client and Client will purchase from iBill the iBill Complete service (the "Service"). iBill Complete service is an electronic billing and payment service provided by iBill which allows Client to accept payment for their services over the Internet via credit cards, checking accounts and telephone billing. As part of the Service iBill also provides the Client with access to the Commerce Management Interface ("CMI") which allows the Client to track sales and make certain administrative changes to its accounts(s) on-line.


2.   Definitions:
----------------

The following terms are defined for use in this Agreement:

"Agreement" means this Service Agreement for iBill Complete.

"Authorized Agent" means an individual duly authorized by the Client to bind the Client and to act as the primary representative of the Client in order to make changes to the Client's iBill account.

"Client" means the individual or business entity that agrees to these terms and conditions and intends to use iBill Complete to sell access to its services.

"Customer" means any person desiring to purchase access to the Client's service via iBill Complete.

"Customer Charge" means the amount to be charged to the Customer's account for the purchase of access.

"Chargeback" or "Revoke" means a Customer Charge which the credit card service company, or Customer's bank or telephone services provider and iBill identify as being invalid or non-collectible after initial acceptance on account of fraud, lost, canceled, unissued, invalid account identification, an unresolved customer complaint, or other cause which results in the deduction of the Customer Charge from moneys otherwise payable to iBill.

"iBill" means Internet Billing Co., Ltd.

"Proof of Purchase" means an authentication provided to Customer by iBill for use as an access device to Clients services.

"Reserve" means funds withheld from client sales in order to cover Chargebacks, Revokes and refunds.

"Service" means iBill's electronic billing and payment services and any related products and services.




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"Software" means Software and related documentation  provided by iBill to client in connection with the Service.

"Total Revenue" means Client's revenues for the applicable service (Credit Card, Telephone Billing, or iBill Checks) before the deduction of applicable Reserve, Service Fees, and any other charges or obligations.


3.   Fees and Reserves:
----------------------

     3.1  Fees and Credit Card  Services.  Services fees for iBill's credit card
          ------------------------------
          billing and payment services are a percentage of the Client's Total Revenues based on the Client's Total Revenues during the relevant billing period (billing periods are from the 1st of each month to the 15th of that month, and from the 15h to the 1st of the following month).

                 Total Revenue                           If less than 2% total
               for billing period      Service Fee              adjustments
               ------------------      -----------       ----------------------
                    $0-$9,999               15%                   15%
                 $10,000-$24,999            14%                   13.5%
                 $25,000-$49,999            13%                   12.5%
                 $50,000-$99,999            12%                   11.5%
                    $100,000+           negotiable             negotiable

               Clients qualify for an automated service fee of 0.5% if their total 'adjustments' (Chargebacks and refunds) during a billing period are less than 2% of Total Revenue.

     3.2  Fees for iBill Telephone  Service.  iBill's  Telephone Billing service
          ---------------------------------
          allows the Client to charge for access to their services via a 900 number. iBill's service fees for Telephone Billing are based upon the retail amount charged for the Client's services as follows:


               Charge per call                   Service Fee
               ---------------                   -----------
                 $2.00-$3.49                          35%
                 $3.50-$5.00                          30%
                 $5.01-$8.00                          25%
                 $8.01-$35.00                         20%

               Client may use iBill's shared 900 phone lines for charges of predefined amounts.

     3.3  Fees for  iBill  Checks.  iBill  Checks  allows  the  client to charge
          -----------------------
          Customers checking accounts for access to services. The service fee for iBill Checks is 15 % of the Client's Total Revenue

     3.4  Fees for Credit Card Services Chargebacks. Should Client's Chargebacks
          -----------------------------------------
          exceed 2-5% of Client's Total Revenue (prior to any reductions for Chargebacks) in any month of the term of the Agreement, Client will be charged a $15 fee for each Chargeback in excess of 2.5% of Client's Total Revenue (prior to any reductions for Chargebacks) in the applicable month. This Chargeback threshold shall be subject to change at iBill's sole discretion based on changes in card association regulations regarding allowable Chargeback levels.

     3.5  Reserve.  Reserve for  Chargebacks,  Revokes and refunds for all iBill
          -------
          services is 10% of Client's Total Revenues held for a period of six months. iBill shall have the right, in its sole discretion, to adjust the amount held and holdback period as is deemed necessary as security


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          against  future  Customer  Chargebacks,   Revokes  and  refunds  after
          notification to the Client.


4.   Advertising:
----------------

When advertising the use of iBill Services, the ad or screen must state:

(i) The customer's cost for the service offered (or cost of the call for Telephone Billing).

(ii) A description of the product.

(iii)That iBill Complete is a service of Internet Billing Company, Ltd. with a link to: http://www.iBill.com.
              --------------------

(iv) For iBill Telephone Billing services, anytime the 900 number is displayed, the charges for the call and all other requirements listed above must also be displayed, at the same time and for the same duration.


5.   Payment:
------------

     5.1  Credit Card and iBill Check  Services.  Client sales will be processed
          -------------------------------------
          on the 1st and 15th of each month for the payment period ending 15 days prior. Company will deliver its payments to Client as promptly after these dates as is practicable. The payment due the Client is equal to the sum of Client's Total Revenues during the specified time period LESS (i) the sum of all Customer Charges denied, refused, or charged back by the credit card service company during the period,
          (ii) all refunds processed on account of Clients Customer Charges during the period, (iii) the Reserve as described above, (iv) the Service Fee as described above, and (v) all taxes, penalties, charges and other items reimbursable hereunder or otherwise occurring during the period including but not limited to any indemnification obligations. The Service Fee shall be determined by first computing the amount to Client without regard to the Service Fee and the items described under (v) and by then applying the appropriate Service Fee percentage to the result. Client shall be responsible for all changes associated with requests to stop payment on any checks issued by iBill. Client payments shall only be made at the end of a payment period where the payment due to the Client is in excess of $50. If the payment due to the Client at the end of a payment period is less than $50, then payment to the Client shall be held over to end of the succeeding payment periods until such time as the accumulation of client's payments equal or exceed $50. Should iBill's payment to Client never equal or exceed $50 at any point in the twelve month period beginning on the Client's activation of service, the payment shall be forfeit to iBill to cover administrative charges.

     5.2  iBill Telephone  Billing Service.  Payments are calculated on the 27th
          --------------------------------
          day of each month. Payments due the Client are processed on the 15th of each month two months in arrears, for example, payments calculated from December 27th through January 27th will be processed on March 15th. Company will deliver its payments to Client as promptly after the 15th of the month as is practicable. The payment due the Client is equal to the sum of Client's Total Revenues during the specified time period LESS (i) the sum of all Customer Charges denied, refused, or charged back by the credit card service company during the period,
          (ii) all refunds processed on account of Client's Customer Charges during the period (iii) the Reserve as described above, (iv) the Service Fee as described above, and (v) all taxes, penalties, charges and other items reimbursable hereunder or otherwise occurring during the period including but not limited to any indemnification obligations. The Service Fee shall be determined by first computing


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          the Client's  Total Revenue  without regard to the Service Fee and the items described under (v) and by then applying the appropriate Service Fee percentage to the result. Client shall be responsible for all charges associated with requests to stop payment on any checks issued by iBill. Client payments shall only be made at the end of a payment period where the payment due to the Client is in excess of $50. If the payment due to the Client at the end of a payment period is less than $50, then payment to the Client shall be held over to the end of the succeeding payment period or until such time as the accumulation of Clients payments equal or exceed $50.

     5.3  Payment Via U.S.  Mail.  There is no charge for payments made via U.S.
          ----------------------
          Mail. Should client's payment be returned to iBill as undeliverable, iBill will attempt to contact the Client via e-mall. If iBill is unable to contact the Client via e-mail and a second consecutive payment is returned as undeliverable, Client's payment shall be forfeit to iBill to cover administrative charges.

     5.4  Payment by ACH Direct Deposit (U.S. Bank Accounts only). There will be
          -------------------------------------------------------
          a charge of $5.00 for each payment made to Client via ACH. The Client's bank may charge an additional fee for accepting ACH deposits. There is a 20 day pre-note verification period before the first ACH deposit can be made. Deposits will not be made if the amount due is less than $10.00. The authorization to use ACH Direct Deposit shall remain in force until such time as iBill and Client's bank have received written notice from Client of its termination, in such a time and manner as to afford iBill and Client's bank reasonable opportunity to act on such notice. Any outstanding balances not credited to Client shall roll over to Client's next billing cycle. By participating in ACH Direct Deposit Client authorizes iBill to deposit amounts owed Client by initiating credit entries to Client's account at the financial institution indicated on the form submitted to iBill. Client further authorizes Bank to accept and to credit any credit entries indicated by iBill to Client's account. In the event that iBill deposits funds erroneously into Client's account, Client authorizes
          iBill to debit Client's account for an amount not to exceed the original amount of the erroneous credit, and Client shall be personally liable for any amounts that are not available for debit.

     5.5  Payment  by Wire  Transfer.  There will be a Charge of $37.00 for each
          --------------------------
          wire transfer made. Deposits will not be made if the amount due is less than $150. Any outstanding balances not credited to Client shall roll over to Client's next billing cycle. Client authorizes iBill to deposit amounts owed Client by initiating credit entries to Client's financial institution indicated on the form submitted to iBill. Client further authorizes Client's financial institution to accept and credit any entries indicated by iBill to Client's account. In the event that iBill deposits finds erroneously into Client's account, Client authorizes iBill to debit Client's account for a amount not to exceed the original amount of the erroneous credit, and Client shall be personally liable for any amounts that are not available for debit. This authorization is to remain in full force and effect until iBill and Client's financial institution have received written notice from Client of its termination, in such time and manner as to afford iBill and Client's financial institution reasonable opportunity to act on such notice.


6.   Spam:
---------

"Spam" generally involves the sending of unsolicited commercial e-mail. While iBill cannot monitor the manner in which clients advertise, upon receipt of a complaint, iBill shall notice the Client. Upon the second complaint of Spam sent to the same recipient, iBill reserves the right to suspend the Client's account, until such time as iBill receives assurances that the Client shall refrain from engaging in Spam.



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7.   RevShare Program:
---------------------

Clients participating in the RevShare program, authorize iBill to pay any RevSharer(s) included in the RevShare Application submitted to iBill on Client's
                             --------------------
behalf. Further, Client authorizes iBill to first deduct any amounts due to be paid on Client's behalf to RevSharer(s) from any funds that are due Client during each processing period. Funds withheld for RevSharers are paid by iBill twice per month on the 8th and 22nd of each month. Client understands that RevSharers will be responsible for their portion of Chargebacks and refunds, however, when funds are not available for the RevSharer to cover these adjustments, any shortage will be adjusted from Client's Master Account(s). Client understands that any requests made by Client to modify, suspend, or terminate payment to RevSharer(s) will not be honored once RevSharer(s) have processed any transaction on behalf of client, unless payment to RevSharer(s) would be unlawful. iBill reserves the right to modify, suspend, or terminate any RevSharer ID for any reason, without prior notice.


8.   Loyalty Discount Program:
-----------------------------

Clients participating in the Loyalty Discount program agree that they understand the manner in which the system works. The Client agrees that iBill is in no way guaranteeing increased revenues, longer retention, nor an other additional economic benefits, but merely providing an additional service that may or may not help Client's business. Client understands and acknowledges that once there are subscribers to Clients Loyalty Discount program, such subscriber payment schedules cannot be changed. iBill shall not be responsible for any Client errors in selecting pricing schedules, the only available remedy is to cancel the subscriber.


9.   End User Information:
-------------------------

Client understands that any information accepted by iBill from end users is the property of iBill, and shall remain the property of iBill upon cancellation of this Agreement.


10.  Transaction Limits:
-----------------------

iBill may impose limits on the amount or number of purchases which may be charged to an individual credit card account during any time period, or refuse to accept orders from Customers with a prior history of questionable charges. iBill may impose transaction limits on Client either temporarily or permanently which are more restrictive than limits placed on other clients in order to reduce iBill's reasonable apprehension of risk of loss under varying circumstances. iBill is in no way responsible for any losses sustained by Client, including claims for lost profits, on account of the imposition of transaction limits for any reason.


11.  Refund Policy:
------------------

iBill will use commercially reasonable efforts to direct inquiring and complaining Customers to utilize the customer support services offered by Client in order to resolve all disputes and complaints, however, iBill reserves the right to issue a refund without the knowledge or consent of Client in any case that it deems appropriate.


12.  Custorner Support
----------------------

Client shall at all times have the ability to respond to inquiries from its Customers promptly and shall endeavor to resolve disputes with customers amicably. The occurrence of complaints from Customers and/or Inquiries or Chargebacks regarding Client's services may be cause for termination of this Agreement if such events occur with unacceptable frequency as determined in the sole discretion of iBill. In addition, iBill reserves the right to charge Client


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reasonable  fees and its  expenses on account of excessive  customer  inquiries, refunds, or Chargebacks. Prior to imposing such fees and attempting to recover its costs, iBill shall notify Client of details and nature of the problems and attempt to find mutually acceptable solutions. If iBill and Client are unable to
achieve  mutually  acceptable  solutions,   client  shall  have  the  option  of
continuing this Agreement subject to the additional fees and costs imposed by iBill or of terminating this Agreement.


13.  Passwords:
--------------

Client is wholly responsible for maintaining the confidentiality of Client's password and account and for any and all activities that occur under Client's account.


14.  Proofs of Purchase:
-----------------------

Client shall accept iBill Proofs of Purchase only as payment for access to its services. Client may not accept Proofs of Purchase as payment for the sale or use of goods or property of any kind under this Agreement. Client may under no condition utilize Telephone Billing as a payment mechanism to accept Proofs of Purchase as payment for goods or property.


15.  Regulation Authorization, Client Representations:
-----------------------------------------------------

Client represents and warrants that it is legally authorized and has obtained all necessary regulatory approvals and certificates to provide any services it intends to offer. Client further represents and warrants that it will comply at all times with all applicable federal, state/provincial, or local laws, rules and regulations including any applicable card association or Automated Clearing House rules.

Client is fully responsible for the content of its Web site and for the advertising and promotion of all of Client's products or offerings. Client represents and warrants to iBill that it is the owner or that it has full right and authority to use and disseminate all information, data, graphics, text, video, music or other intellectual property which either forms a part of its Web site, which is provided by Client to Customers, or which is used by Client in its advertising and promotion to Customers. The Client agrees to accept any valid Proof Purchase provided by iBill as payment for access to the Client's services.


16.  Confidentiality, Intellectual Property.
-------------------------------------------

iBill's services and all information and documentation relating thereto shall be held in confidence by Client and may not be used by Client (other than for the furtherance of the purposes of the Agreement) nor disclosed to third parties without iBill's prior written consent. This includes the discovery of any errors or omissions in the services. The terms and conditions of this Agreement may not be disclosed or made available by either party hereto to third parties without the prior written consent of the other party. Notwithstanding anything in this Agreement to the contrary, either party may disclose to third parties the fact that Client is using iBill's services.

Client recognizes that the services and documentation are and contain the valuable, confidential and trade secret information of iBill.


17.  Software:
-------------

In consideration for payment of any applicable fees, Client is granted a personal, non-exclusive, non-transferable license to use the software, in object code form only, solely in connection with the Service (the "License"). Client shall not: (i) attempt to reverse engineer, disassemble or otherwise translate or modify the Software in any manner; or (ii) sell, assign, license, sublicense


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or  otherwise  transfer,   transmit  or  convey  Software,   or  any  copies  or
modifications thereof, or any interest therein, to any third party. All rights in the Software, including without limitation any patents, copyrights and any other intellectual property rights therein, shall remain the exclusive property of iBill and/or its licensors. Client agrees that the Software is the proprietary and confidential information of iBill and/or its licensors subject to the provisions of Section 14 ("Confidential Information" ) above. The License shall immediately terminate upon the earlier of: (i) termination or expiration of this Agreement; (ii) termination of the Service(s) with which the Software is intended for use; or (iii) failure of Client to comply with any provisions of this Section.


18.  Taxes
----------

The Client is fully responsible for and agrees to pay all taxes and other charges imposed by any government authority on the services provided under this Agreement and on any transactions processed pursuant to this Agreement.


19.  Limitations of Liability:
-----------------------------

IBILL ASSUMES NO LIABILITY FOR DISRUPTIONS OR IMPROPER OPERATION OF THE SERVICE FOR ANY REASON, INCLUDING, BUT NOT LIMITED TO, VANDALISM, THEFT, PHONE SERVICE OUTAGES, INTERNET DISRUPTIONS, EXTREME OR SEVERE WEATHER CONDITIONS OR ANY OTHER CAUSES IN THE NATURE OF "ACTS OF GOD OR FORCE MAJEURE. IBILL SHALL NOT BE RESPONSIBLE FOR CONSEQUENTIAL DAMAGES OR PUNITIVE OR EXEMPLARY DAMAGES UNDER ANY CIRCUMSTANCES. IN NO CASE SHALL CLIENT BE ENTITLED TO RECOVER DAMAGES FROM IBILL WHICH EXCEED THE SUM OF THE AMOUNTS OF FEES RETAINED BY IBILL UNDER THIS AGREEMENT DURING THE ONE MONTH PRIOR TO THE EVENT GIVING RISE TO THE CLAIM FOR DAMAGES.


20.  Disclaimer of Warranties:
-----------------------------

EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, IBILL MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY IBILL SERVICES, RELATED PRODUCTS, SOFTWARE OR DOCUMENTATION. IBILL SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


21.   Indemnification:
---------------------

Client agrees to indemnify and hold harmless iBill, its employees, officers agents, and directors from any and all fines, penalties, losses, claims, expenses (including attorney fees), or other liabilities resulting from or in connection with this Agreement. iBill assumes no liability of Client for failure to comply with this Agreement and any results caused by the acts, omissions or negligence of client, sub-contractor or an agent of Client or an employee of any one to them, including, but not limited to, claims of third parties arising out of or resulting from or in connection with client's products or Services, messages, programs, caller contracts, promotions, advertising, infringement or any Claim for libel or slander of for violation of copyright, trademark or other intellectual property rights. iBill may deduct the above described fines, penalties, losses, claims, expenses (including attorney fees), or other liabilities from the proceeds of Client's sales.


22.  Term:
---------

The term of this Service Agreement shall be for 12 months beginning upon execution of this document by Client and subsequent acceptance by iBill, and shall automatically renew at the end of each consecutive 12 month period unless iBill receives written notice of non-renewal from Client no less than 30 days prior to the expiration of such 12 month period. iBill reserves the right to terminate this Agreement without cause upon 30 days prior notification to


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Client. iBill may further terminate this Agreement immediately without notice at any time Client breaches any part of this Agreement. Upon termination, notice of non-renewal or cancellation of this Agreement payment shall be made in accordance with the Section entitled "Payment", above.


23.  Survival of Claims:
-----------------------

Any claim arising out of or related to this Agreement, must be brought no later than one (1) year after it has accrued.


24.  Invalid or Non-enforceable Provisions:
------------------------------------------

The invalidity or non-enforceability of any provision of this Agreement as so determined by a court of competent jurisdiction, shall not affect the other provisions hereof, and in any such occasion this Agreement shall be construed in all respects as if such invalid or non-enforceable provision were omitted.


25.  Account Claims and Disputes:
--------------------------------

If another person or entity makes a claim against funds in Client's account, or if iBill has reason to believe there is or may be a dispute over matters such as ownership of the account or the authority to receive payment, or make changes to the account, iBill may, in its sole discretion, (1) continue to rely upon current iBill documents; (2) honor the competing claim upon receipt of evidence iBill deem satisfactory to justify such claim; (3) freeze all or part of the funds until the dispute is resolved to iBill's satisfaction; or (4) pay the funds to an appropriate court of law for resolution.


26.  Choice of Law/Venue:
------------------------

This Agreement shall be construed and enforced in accordance with the laws of the State of Florida and the venue for any action, dispute or proceeding with respect to this Agreement shall be Broward County, Florida.


27.  Captions:
-------------

The captions in this Agreement are for convenience only and shall not be used in interpreting, construing, performing or enforcing this Agreement.


28.  Amendments and Modifications:
---------------------------------

No Amendment or modification of this Agreement shall be valid unless same is in writing and signed by all parties hereto. iBill may amend this Agreement to take into account changes in law or regulations or industry mandates and to accommodate changes imposed on iBill, and to make other changes deemed necessary by iBill, provided that such changes do not materially alter the ongoing obligations of the parties, by sending Client a specimen of the changed Agreement, or making a specimen of the changed agreement available upon a web page located on the Internet. Unless Client rejects the changed Agreement and terminates this Agreement by notice to iBill in writing within fifteen (15) days after iBill sends the changed Agreement, or makes said changed agreement available on the internet, the changed Agreement shall replace this Agreement and be in full force and effect.


29. Authorized Agent, Account Changes:
-------------------------------------

Account changes of any type may only be made via the client's designated Authorized Agent. In order to change the Authorized Agent, the iBill Statement


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of Change of Authorized Agent form must be filled out, signed,  and submitted to
iBill. The Statement of Change of Authorized Agent form is the only notice recognized by iBlll that the current Authorized Agent is no longer permitted to make changes to the account. Any change in the authority of Authorized Agents will not be effective until three (3) business days after iBill's receipt of the Statement of Change of Authorized Agent form, provided that iBill may recognize such change earlier at its discretion, The Client agrees that in instances where iBill has relied upon the implied, apparent and/or express authority of the Authorized Agent, iBill shall be held harmless for any damages incurred by the Client or any third party, due to changes made to the Agreement or Client account by such Authorized Agent. Client must provide a valid, working e-mail address on enrollment. Any changes to client's account via email must be made via the e-mail address provided on enrollment. iBill shall not be responsible for any unauthorized changes made to Clients account via this e-mail address


30.  Notices:
------------

Unless otherwise specified herein, any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered personally or sent by facsimile transmission, internationally recognized overnight courier, registered or certifed mail (postage prepaid with return receipt requested), to the address or facsimile number of Client or iBill as set forth below. Such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally, (ii) on the date that return confirmation is received, if sent by facsimile, (iii) on the business day after being sent by an internationally recognized overnight air courier or (iv) five days after being sent, if sent by first class registered mail, return receipt requested.

Internet Billing Company, Ltd.                  Adult Mergers, inn.
5701 Pine Island Road, Suite 240                1277 Nelson Street
Ft. Lauderdale, FL 33321                        Vancouver, BC V6E 4M8 Canada
Attn: Legal Department                          Attn: Winston Barta, President
Fax: 954-724-8213                               Fax: (208) 361-2788


31.  Survival of 0bligations:
----------------------------

The rights and obligations of the parties hereunder which by their nature would continue beyond the termination or cancellation of this Agreement (including, without limitation, those relating to confidentiality, payment of charge, and limitations of liability) shall survive any termination or cancellation of this Agreement.


32.  Transfer and Assignment:
----------------------------

Client may not sell, assign or transfer any of its rights or obligations under this Agreement without the prior written consent of iBill (which consent may not be unreasonably withheld).


33.  Authorization: Entire Agreement:
------------------------------------

The persons signing or otherwise accepting this Agreement on behalf of the Client represent and warrant that they have the authority to enter into this Agreement on behalf of the Client. This Agreement contains the entire agreement of the parties and supersedes any other agreements (written or oral), instruments or writings as to its subject matter.






                               iBill Confidential

IN WITNESS WHEREOF the parties, intending to be legally bound, have duly executed this Agreement affected as of the date set forth.



iBill:                                              Adult Mergers Inc.:

By:                                                 By:



Name:  /s/ Gannett M. Bender                        Name:   /s/ Winston V. Barta

Title:     President/CEO                            Title:  President

Date:      10-5-01                                  Date:   October 2, 2001





































                               iBill Confidential